 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In furtherance of Evolus, Inc.’s (the “Company’s”) Board of Directors (“Board”) refreshment efforts, on April 2, 2024, Robert Hayman and Simone Blank provided notice of their planned transition off of the Board of the Company.

Mr. Hayman notified the Board that he will step down from his position on the successful identification and appointment of a replacement director. The Company intends to identify a suitable replacement director prior to its 2024 Annual Shareholder Meeting.
Similarly, Ms. Blank notified the Board that she will step down from her position on the earlier of: (i) the Company’s Annual Shareholder Meeting occurring in 2025, or (ii) the successful identification and appointment of a replacement director, whichever occurs first.
Both Mr. Hayman and Ms. Blank have made significant contributions to the Company during their tenure and the Company’s management and Board wish to express their appreciation for their dedicated service and thoughtful transition plans in furtherance of the Company’s board refreshment efforts.
The Company is already in the process of searching for suitable replacements to fill these upcoming vacancies.
Neither Mr. Hayman’s nor Ms. Blank’s planned transition resulted from any disagreement with the company on any matter relating to the company's operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: April 3, 2024	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer